INDEPENDENT AUDITORS' CONSENT


The Board of Directors
National Home Healthcare Corp.


We consent to the incorporation of our report dated September 16, 1997 with respect to the consolidated financial statements of SunStar Healthcare Inc. as of and for the two years ended July 31, 1997, in the Annual Report on Form 10-K for the fiscal year ended July 31, 1997 of National Home Health Care Corp.



                                                /s/ KPMG Peat Marwick LLP

                                                KPMG Peat Marwick LLP
                                                Certified Public Accountants


Jacksonville, Florida
October 23, 1997